                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                               December 23, 1996


                       FIRST PLACE FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            New Mexico                     0-25956               85-0317365
-------------------------------          ------------        -------------------
(State or other jurisdiction of          (Commission           (I.R.S Employer
 incorporation or organization)          file number)        Identification No.)


100 East Broadway, Farmington, New Mexico                                 87401
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Address of principal executive offices                                  Zip Code


Registrant's telephone number, including area code:  (505) 326-9000
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ITEM 6. OTHER EVENTS

        News release dated December 20,1996 announcing the Company's regular quarterly dividend for the fourth quarter of 1996 and a special dividend.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (c) EXHIBITS

        News release from First Place Financial Corporation dated
        December 20, 1996.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         FIRST PLACE FINANCIAL CORPORATION
                                         ---------------------------------
                                                   (Registrant)


Date: December 23, 1996                  James D. Rose
     --------------------                ---------------------------------
                                         James D. Rose
                                         President and Chief Operating Officer

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                                 NEWS RELEASE
                                 ------------
                                 ------------



DATE:       December 20, 1996
CONTACT:    James D. Rose, President
TELEPHONE:  (505) 326-9042

FARMINGTON, NEW MEXICO -- Richard I. Ledbetter, chief executive officer of First Place Financial Corporation, has announced that the company has declared a regular quarterly dividend of $.32 per share and a special dividend of $.36 per share. The dividends are payable February 3, 1997 to shareholders of record as of January 6, 1997. According to Ledbetter, the special dividend reflects the company's continued strong performance.

    These dividends bring the total dividends declared per share for the year to $1.64, an increase of $.21, or 14.7%, over 1995, all as adjusted for the 3-for-1 stock split declared May 15, 1996.

    First Place stock, which is quoted on the NASDAQ Bulletin Board under the symbol FPLF, has recently traded in the $56.00 range. At year-end 1995, the bid price was $40.83.

    First Place Financial Corporation is based in Farmington, New Mexico and owns the First National Bank of Farmington, NM, Burns National Bank of Durango, CO, and Western Bank, Gallup, NM. With total assets of approximately $800 million, it is the largest bank holding company headquartered in New Mexico.